                                 Exhibit 99(b)

                        Report of Independent Auditors


Benefits Committee
Bank South Corporation

We have audited the accompanying statements of net assets available for plan benefits of the Bank South Corporation 401(k) Investment Plan (the Plan) as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1994 and 1993, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1994, and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 basic financial statements taken as a whole.


June 23, 1995

                BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS





                                                           December 31,
                                                        1994          1993
                                                    -----------   -----------
ASSETS
Investments, at fair value (Notes B and C)
 Sponsor Company common stock                       $28,447,694   $21,492,618
 Common trust funds                                           -     8,149,349
 Mutual funds                                        10,929,190             -
 Money market funds                                   2,384,427     1,715,222
                                                    -----------   -----------

  Total investments                                  41,761,311    31,357,189

Receivables
 Employee contribution                                   67,315        74,726
 Employer contribution                                   85,930     1,861,424
Accrued interest and dividends                          217,617        39,224
Employee loans and other                                169,822             -
                                                    -----------   -----------


    Total Assets                                     42,301,995    33,332,563
                                                    -----------   -----------



LIABILITIES
 Benefits payable                                       559,769       463,714
 Accounts payable                                             -       407,988
 Other liabilities                                            -           123
                                                    -----------   -----------

    Total Liabilities                                   559,769       871,825
                                                    -----------   -----------


NET ASSETS AVAILABLE FOR PLAN BENEFITS              $41,742,226   $32,460,738
                                                    ===========   ===========




See notes to financial statements.

                BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
       STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS



                                                          For the Year Ended December 31,
                                                                1994          1993
                                                            -----------   -----------
Additions to net assets attributed to:

  Investment income from securities:
    Interest and dividends                                  $ 1,136,895   $   674,375
    Net appreciation in fair value
      of investments                                          3,533,699     5,346,681
                                                            -----------   -----------
                                                              4,670,594     6,021,056
  Cash contributions:
    Employer                                                  3,045,133     3,748,627
    Employee                                                  3,785,477     2,851,561
                                                            -----------   -----------
                                                              6,830,610     6,600,188

  Other                                                       1,365,534     1,576,058
                                                            -----------   -----------
    Total additions attributed to investment income
      from securities, contributions and other               12,866,738    14,197,302
                                                            -----------   -----------

Deductions from net assets attributed to:
  Benefit payments                                            3,560,231     4,720,505
  Other disbursements                                            25,019         7,496
                                                            -----------   -----------

      Total deductions                                        3,585,250     4,728,001
                                                            -----------   -----------

Net additions                                                 9,281,488     9,469,301

Net assets available for plan benefits at
  beginning of year                                          32,460,738    22,991,437
                                                            -----------   -----------

Net assets available for plan benefits at
  end of year                                               $41,742,226   $32,460,738
                                                            ===========   ===========




See notes to financial statements.

BANK SOUTH CORPORATION 401(K) INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994

NOTE A--DESCRIPTION OF THE PLAN

The following plan description provides only general information. For a more complete description, reference is made to the Summary Plan Description provided to all participants.

On April 1, 1993, the Bank South Corporation Profit Sharing and Investment Plan was amended and restated to change the name of the plan to the Bank South Corporation 401(k) Investment Plan (the "Plan"), to change certain Plan provisions (including the amount of the employer-funded matching contributions and the calculation of the employer profit sharing contribution) and to provide for new Plan benefits (including employer funded profit sharing matching contributions on employee 401(k) contributions and availability of loans against participant account balances.)

The Plan is an individual account defined contribution benefit plan which covers substantially all employees of Bank South Corporation (the "Company") and its subsidiaries. Funds may be contributed to the Plan on behalf of a participant from one of the following sources: (1) Pay Transfer contributions by the participant of up to 10 percent of his or her annual compensation with a 1994 maximum allowable annual contribution of $9,240, (2) employer-funded matching contributions of 100% of the participant's Pay Transfers up to 6 percent of his or her annual compensation, and (3) an annual employer profit sharing contribution, as determined by the Board of Directors, half of which is in the form of the Company's common stock and half of which may be taken in cash or invested in the Plan at the option of the employee. The amount contributed by the Company for participants in the profit sharing portion of the Plan is allocated based on the ratio of each participant's annual compensation to the annual compensation of all participants. Participants are permitted to transfer assets from other qualified plans when they join the Plan. These amounts are reflected in other additions to the Plan. Participants can take loans against 50% of their 401(k) account balance for primary residence, secondary or college level education expenses, or for medical emergencies in the participant's immediate family within certain limitations. The interest rate is fixed and is based on prime rate plus 1% at the inception of the loan.

The Company made profit sharing contributions of $0 and $1,746,000 in 1994 and 1993, respectively, at the discretion of the Board of Directors.

Employees are eligible to participate in the profit sharing portion of the Plan after they have completed two full years of service as of January 1, or July 1. Employees are eligible to participate in the Pay Transfer portion of the Plan after they have completed six months of service as of January 1, or July 1. The participants are fully vested in all Plan contributions and earnings.

Participants have the option to invest matching or Pay Transfers in one or more of the following funds:

1. The Bank South Stock Fund B is designed to invest entirely in Bank South Corporation common stock (the fund may also hold cash in money market reserves pending investment in Bank South stock).

2. The Equity Fund is predominantly a common stock fund that is invested primarily for long-term growth of principal, with current income accumulation as a secondary objective. In 1994, the Equity Fund primarily invested in the Peachtree Equity Fund, a proprietary mutual fund of Bank South, N.A., a wholly owned subsidiary of the Company. In 1993, the Equity Fund invested in common trust funds of Bank South, N.A.

3. The Money Market Fund is a short-term investment fund that is primarily for retention of principal and income accumulation as reflected by day-to-day interest rates. Securities that are purchased include money market funds, U.S. Treasury bills, repurchase agreements, and commercial paper rated at least A-1 by Standard & Poors, or P-1 by Moody's. In 1994, the Money Market Fund primarily invested in the Peachtree Prime Money Market Account, a proprietary mutual fund of Bank South, N.A. In 1993, the Money Market Fund invested in common trust funds of Bank South, N.A.

4. The Fixed Income Fund includes direct U.S. Treasury obligations, U.S. Government Agency securities, and corporate bonds rated at least "A" by either Moody's or Standard & Poors. The maturities of the securities in the fund do not exceed 30 years. In 1994, the Fixed Income Fund primarily invested in the Peachtree Bond Fund, a proprietary mutual fund of Bank South, N.A. In 1993, the Fixed Income Fund invested in common trust funds of Bank South, N.A.

BANK SOUTH CORPORATION 401(K) INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS--CONTINUED


NOTE A--DESCRIPTION OF THE PLAN--CONTINUED

Profit sharing contributions are invested in the Equity Fund, Money Market Fund, Fixed Income Fund, and the Bank South Stock Fund B. The Employer and Employee Contribution Accounts are inactive accounts which predominately hold Bank South Corporation common stock. These accounts represent participant holdings accumulated prior to the amendment of the Plan in April 1993.

Withdrawals of any portion of a participant's account prior to his or her termination of employment may be made only in the event of a financial hardship as determined by the plan administrator, and as specified by the Plan. Upon death, retirement or termination of employment, the balance in a participant's account will be paid to the participant or the participant's beneficiaries in accordance with the distribution option elected.

Participants are also able to transfer balances among the various funds, subject to certain restrictions.

The Plan is administered by a committee comprised of an executive officer of the Company and officers from Bank South, N.A., corporate trustee of the Plan.

During 1994 and 1993 the majority of administrative expenses were paid by the Company.

NOTE B--SIGNIFICANT ACCOUNTING POLICIES

The Plan's investment securities are stated at fair value. Company common stock is valued at the average of the last bid and asked prices, as reported on a national securities exchange, on the last business day of the Plan year. Securities in common trust funds and mutual funds are stated at the fair market value as determined by quoted market prices of securities owned. Valuation at market is determined as of the close of business on the last day of the Plan year. Money market funds are valued at fair value, which approximates cost.

Cash, which is held temporarily pending distribution to terminated participants or for the purchase of securities in accordance with the stated purpose of the Plan, is invested in money market funds.

Purchases and sales of securities are recorded on the trade date. Realized gains and losses on the sale of investments are recognized using the specific identification method and are included in net appreciation in fair value of investments.

Contributions, income and benefit distributions are recorded on the accrual basis of accounting.

Certain prior year amounts have been reclassified to be consistent with the current year's presentation.

BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS--Continued

NOTE C - INVESTMENTS

During 1994 and 1993, the Plan's investments (including investments bought and sold, as well as held during the year) appreciated in fair value by $3,533,699 and $5,346,681 respectively, as follows:

                                         Net
                                     appreciation
                                    (depreciation)    Fair value
                                    in fair value       at end
                                    of investments      of year
                                    --------------    ----------
Year ended December 31, 1994:
 Fair value as determined by
   quoted market price:
     Company common stock             3,956,030        28,447,694
     Mutual funds                      (422,331)       10,929,190
     Money market funds                       -         2,384,427
                                      ---------        ----------
                                      3,533,699        41,761,311
                                      =========        ==========

Year ended December 31, 1993:
 Fair value as determined by
   quoted market price:
     Company common stock             5,084,016        21,492,618
     Common trust funds                 262,665         8,149,349
     Money market funds                       -         1,715,222
                                      ---------        ----------
                                      5,346,681        31,357,189
                                      =========        ==========


The fair value of individual investments which represent 5 percent or more of the Plan's assets at December 31 are as follows:

     DESCRIPTION                        1994              1993
     -----------                        ----              ----
Bank South Corporation
 common stock                        28,447,694        21,492,618

Equity Fund for Tax Exempt
 Trust of Bank South, N.A.                    -         4,662,538

Peachtree Equity Fund                 7,029,039                 -

Fixed Income Fund for Tax
 Exempt Trusts of Bank
 South, N.A.                                  -         3,486,811

Peachtree Bond Fund                   3,900,151                 -

Bank South, N.A. Money
 Market Account                               -         1,715,222

Peachtree Prime Money
 Market Funds                         2,384,427                 -

BANK SOUTH CORPORATION 401(K) INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS--CONTINUED


NOTE D--ALLOCATION OF ASSETS

Each participant's account is stated by the Trustee as: (1) a share amount of Bank South Corporation common stock under the profit sharing portion of the Plan, and (2) a dollar value for each of the four investment funds under the Pay Transfer and employer-funded matching contribution portion of the Plan.

At the close of business on each valuation date, the current profit sharing contribution of the Company is allocated to the respective accounts of all participants in the same proportion as the annual compensation of all such participants during the year. Interest income, unrealized appreciation or depreciation and realized gains and losses are allocated to each participant's account based on each participant's beginning account balance (after first reducing each such account balance by any distribution from the account during each valuation period) as it relates to the total of all account balances (reduced by any distribution from the Trust during each valuation period). Dividends are allocated to each participant's account based on each participant's beginning share account balance (after first reducing each such account balance by any distribution from the account during each valuation period) as it relates to the total of all share account balances (reduced by any distribution from the Trust during each valuation period).

NOTE E--TRANSACTIONS WITH PARTIES-IN-INTEREST

During the year ended December 31, 1994, the Plan purchased 310,400 shares of common stock of Bank South Corporation for $5,419,104, earned $639,004 in cash dividends, and distributed 125,865 shares (at a cost basis of $1,162,453) in accordance with the terms of the Plan. During the year ended December 31, 1993, the Plan purchased 227,749 shares of common stock of Bank South Corporation for $3,160,110, earned $347,822 in cash dividends, and distributed 234,165 shares (at a cost basis of $1,502,834) in accordance with the terms of the Plan. Bank South, N.A., corporate trustee of the Plan, holds the Plan's investment assets and executes transactions therein.

NOTE F--INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code ("IRC") and is, therefore, not subject to tax under Section 501(a) of the IRC. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Company is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status. The Plan has subsequently been amended and restated. A new determination letter has been requested from the Internal Revenue Service.

NOTE G--TERMINATION OF THE PLAN

While the Company has not expressed any intention to terminate the Plan, it may do so at anytime, subject to the provisions of ERISA. If the Plan is terminated, each participant shall receive a payment equal to the value of his or her account.

BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS--Continued


NOTE H - STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND

Below is a summary of the statement of net assets for each fund for the Plan year ended December 31, 1994:


                                                                                                Employee      Employer
                                             Equity     Money Mkt     Fixed      BS Stock:    Contribution  Contribution
                                              Fund        Fund     Income Fund    Fund B         Account       Account      Total
                                           ----------  ----------  -----------  -----------   ------------  ------------ -----------
ASSETS
Investments at fair value (Notes B and C)
 Sponsor Company common stock              $        -  $        -   $        -  $11,211,219      $41,677    $17,194,798  $28,447,694
 Mutual funds                               7,029,039           -    3,900,151            -            -              -   10,929,190
 Money market funds                             4,427   2,268,069        3,370      108,479           14             68    2,384,427
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

  Total investments                         7,033,466   2,268,069    3,903,521   11,319,698       41,691     17,194,866   41,761,311
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------


Receivables
 Employee contribution                          1,402         374          959       64,580            -              -       67,315
 Employer contribution                          1,085       9,712       20,854       54,279            0              0       85,930
 Accrued interest and dividends                     0       9,481            0       81,672          306        126,158      217,617
 Employee loans and other                           -     169,822            -            -            -              -      169,822
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------


    Total Assets                            7,035,953   2,457,458    3,925,334   11,520,229       41,997     17,321,024   42,301,995
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------



LIABILITIES
 Benefits payable                              74,345      24,040       23,826      337,803            -         99,755      559,769
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

    Total Liabilities                          74,345      24,040       23,826      337,803            -         99,755      559,769
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

NET ASSETS AVAILABLE FOR
 PLAN BENEFITS                             $6,961,608  $2,433,418   $3,901,508  $11,182,426      $41,997    $17,221,269  $41,742,226
                                           ==========  ==========   ==========  ===========      =======    ===========  ===========

BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS--Continued


NOTE H - STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND--Continued

Below is a summary of the statement of net assets for each fund for the Plan year ended December 31, 1993:


                                                                                               Employee      Employer
                                              Equity    Money Mkt     Fixed     BS Stock:    Contribution  Contribution
                                               Fund       Fund     Income Fund   Fund B         Account       Account      Total
                                           ----------  ----------  -----------  ---------    ------------  ------------  ---------
ASSETS
Investments at fair value (Notes B and C)
 Sponsor Company common stock              $        -  $        -  $        -  $5,984,924       $53,085   $15,454,609  $21,492,618
 Common trust funds                         4,662,538           -   3,486,811           -             -             -    8,149,349
 Money market funds                           116,364   1,355,591      80,725     162,066            72           404    1,715,222
                                           ----------  ----------  ----------  ----------       -------   -----------  -----------

  Total investments                         4,778,902   1,355,591   3,567,536   6,146,990        53,157    15,455,013   31,357,189
                                           ----------  ----------  ----------  ----------       -------   -----------  -----------


Receivables
 Employee contribution                              -       2,066       2,662      69,998             -             -       74,726
 Employer contribution                        449,523     110,685     298,954     920,908           279        81,075    1,861,424
 Accrued interest and dividends                     -      39,009         215           -             -             -       39,224
                                           ----------  ----------  ----------  ----------       -------   -----------  -----------


    Total Assets                            5,228,425   1,507,351   3,869,367   7,137,896        53,436    15,536,088   33,332,563
                                           ----------  ----------  ----------  ----------       -------   -----------  -----------



LIABILITIES
 Benefits payable                              48,789      24,274      27,489     160,250         3,471       199,441      463,714
 Accounts payable                             131,736           -      89,958     186,294             -             -      407,988
 Other liabilities                                123           -           -           -             -             -          123
                                           ----------  ----------  ----------  ----------       -------   -----------  -----------

    Total Liabilities                         180,648      24,274     117,447     346,544         3,471       199,441      871,825
                                           ----------  ----------  ----------  ----------       -------   -----------  -----------

NET ASSETS AVAILABLE FOR
 PLAN BENEFITS                             $5,047,777  $1,483,077  $3,751,920  $6,791,352       $49,965   $15,336,647  $32,460,738
                                           ==========  ==========  ==========  ==========       =======   ===========  ===========

BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS--Continued


NOTE I - CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND

Below is a summary of the changes in net assets for each fund for the Plan year ended December 31, 1994:


                                                                                                Employee      Employer
                                             Equity     Money Mkt     Fixed      BS Stock:    Contribution  Contribution
                                              Fund        Fund     Income Fund    Fund B         Account       Account      Total
                                           ----------  ----------  -----------  -----------   ------------  ------------ -----------
Additions to net assets attributed to:
 Investment income from securities:
  Interest and dividends                   $  105,931  $   72,745   $  212,368  $   266,624      $ 1,364    $   477,863  $ 1,136,895
   Net appreciation (depreciation) in
   fair value of investments                   24,336     103,508     (295,810)   1,097,836        9,652      2,594,177    3,533,699
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------
                                              130,267     176,253      (83,442)   1,364,460       11,016      3,072,040    4,670,594
 Cash contributions:
   Employer                                 1,004,108     260,179      511,185    1,269,661            -              -    3,045,133
   Employee                                 1,200,374     314,600      667,627    1,602,876            -              -    3,785,477
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------
                                            2,204,482     574,779    1,178,812    2,872,537            -              -    6,830,610

 Other                                        343,001     239,073      133,062      650,398            -              -    1,365,534
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------
   Total additions attributed to
    investment income from
    securities, contributions and other     2,677,750     990,105    1,228,432    4,887,395       11,016      3,072,040   12,866,738
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

Deductions from net assets attributed to:
 Benefit payments                             453,892     155,668      346,409    1,411,020       18,952      1,174,290    3,560,231
 Other disbursements                                -      25,002            -           17            -              -       25,019
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

Total deductions                              453,892     180,670      346,409    1,411,037       18,952      1,174,290    3,585,250
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

Interfund transfers                          (310,027)    140,906     (732,435)     914,716          (32)       (13,128)           -
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

Net additions (deductions)                  1,913,831     950,341      149,588    4,391,074       (7,968)     1,884,622    9,281,488
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

Net assets available for plan benefits at
beginning of year                           5,047,777   1,483,077    3,751,920    6,791,352       49,965     15,336,647   32,460,738
                                           ----------  ----------   ----------  -----------      -------    -----------  -----------

Net assets available for plan benefits at
end of year                                $6,961,608  $2,433,418   $3,901,508  $11,182,426      $41,997    $17,221,269  $41,742,226
                                           ==========  ==========   ==========  ===========      =======    ===========  ===========

BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS--Continued


NOTE I - CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND--Continued

Below is a summary of the changes in net assets for each fund for the Plan year ended December 31, 1993:


                                                                                                Employee      Employer
                                             Equity     Money Mkt     Fixed      BS Stock:    Contribution  Contribution
                                              Fund        Fund     Income Fund    Fund B         Account       Account      Total
                                           ----------  ----------  -----------  -----------   ------------  ------------ -----------
Additions to net assets attributed to:
 Investment income from securities:
   Interest and dividends                  $  103,139  $   45,514   $  186,055  $   81,184     $  1,017      $   257,466 $   674,375
   Net appreciation in fair value
    of investments                            272,943           -        6,737     963,178       17,575        4,086,248   5,346,681
                                           ----------  ----------   ----------  ----------     --------      ----------- -----------
                                              376,082      45,514      192,792   1,044,362       18,592        4,343,714   6,021,056
 Cash contributions:
   Employer                                 1,111,890     282,562      713,344   1,640,831            -                -   3,748,627
   Employee                                 1,034,896     290,755      610,419     915,491            -                -   2,851,561
                                           ----------  ----------   ----------  ----------     --------      ----------- -----------
                                            2,146,786     573,317    1,323,763   2,556,322            -                -   6,600,188

 Other                                        288,571     192,998      156,364     710,795          742          226,588   1,576,058
                                           ----------  ----------   ----------  ----------     --------      ----------- -----------
   Total additions attributed to
    investment income from
    securities, contributions and other     2,811,439     811,829    1,672,919   4,311,479       19,334        4,570,302  14,197,302
                                           ----------  ----------   ----------  ----------     --------      ----------- -----------

Deductions from net assets attributed to:
 Benefit payments                             518,455     727,959       60,782     365,285       35,526        3,012,498   4,720,505
 Other disbursements                                -       6,754            -           -          742                -       7,496
                                           ----------  ----------   ----------  ----------     --------      ----------- -----------

Total deductions                              518,455     734,713       60,782     365,285       36,268        3,012,498   4,728,001
                                           ----------  ----------   ----------  ----------     --------      ----------- -----------

Interfund transfers                          (118,217)    (69,149)      46,935     140,431            -                -           -
                                           ----------  ----------   ----------  ----------     --------      ----------- -----------

Net additions (deductions)                  2,174,767       7,967    1,659,072   4,086,625      (16,934)       1,557,804   9,469,301

Net assets available for plan benefits at
beginning of year                           2,873,010   1,475,110    2,092,848   2,704,727       66,899       13,778,843  22,991,437
                                           ----------  ----------   ----------  ----------     --------      ----------- -----------

Net assets available for plan benefits at
end of year                                $5,047,777  $1,483,077   $3,751,920  $6,791,352     $ 49,965      $15,336,647 $32,460,738
                                           ==========  ==========   ==========  ==========     ========      =========== ===========

BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
ASSETS HELD FOR INVESTMENT
December 31, 1994


Identity of Issuer, Borrower,
Lessor or Similar Party                                   Description          Cost       Fair Value
- ---------------------------------------------          -----------------   -----------   -----------
Bank South Stock Fund B:
  Peachtree Prime Money Market Fund                    Money Market Fund   $   108,479   $   108,479
  Bank South Corporation Common Stock, $5 par             624,993 shares     9,445,524    11,211,219
                                                                           -----------   -----------
                                                                             9,554,003    11,319,698

Equity Fund:
  Peachtree Prime Money Market Fund                    Money Market Fund         4,427         4,427
  Peachtree Equity Fund                                      Mutual Fund     7,151,397     7,029,039
                                                                           -----------   -----------
                                                                             7,155,824     7,033,466

Money Market Fund:
  Peachtree Prime Money Market Fund                    Money Market Fund     2,268,069     2,268,069

Fixed Income Fund:
  Peachtree Prime Money Market Fund                    Money Market Fund         3,370         3,370
  Peachtree Bond Fund                                        Mutual Fund     4,179,772     3,900,151
                                                                           -----------   -----------
                                                                             4,183,142     3,903,521

Employee Contributions Account:
  Peachtree Prime Money Market Fund                    Money Market Fund            14            14
  Bank South Corporation Common Stock, $5 par               2,348 shares        11,074        41,677
                                                                           -----------   -----------
                                                                                11,088        41,691
Employer Contributions Account:
  Peachtree Prime Money Market Fund                    Money Market Fund            68            68
  Bank South Corporation Common Stock, $5 par             968,721 shares     6,763,603    17,194,798
                                                                           -----------   -----------
                                                                             6,763,671    17,194,866


TOTAL ASSETS HELD FOR INVESTMENT                                           $29,935,797   $41,761,311
                                                                           ===========   ===========

BANK SOUTH CORPORATION 401(k) INVESTMENT PLAN
TRANSACTION OR SERIES OF TRANSACTIONS IN EXCESS OF 5%
OF THE CURRENT VALUE OF PLAN ASSETS
Year Ended December 31, 1994

                                                                                                            Current Value
                                                                                                            of Assets on
                                                                         Purchase     Selling     Cost of    Transaction   Net Gain
Identity of Party            Description of Assets                         Price       Price      Assets         Date       (Loss)
- -----------------     ---------------------------------                 ----------  ----------  ----------    ----------  ----------
Category (iii) - series of transactions in excess of 5% of plan assets


Bank South, N.A.      Equity Fund for Tax Exempt Trusts
                      of Bank South N.A.                                $     -     $5,035,281  $4,010,710    $5,035,281  $1,024,571

Bank South, N.A.      Fixed Income Fund for Tax Exempt
                      Trusts of Bank South N.A.                         $     -     $3,651,870  $3,110,318    $3,651,870  $  541,552

Bank South, N.A.      Peachtree Equity Fund                             $7,626,353  $     -     $7,626,353    $7,626,353  $     -

Bank South, N.A.      Peachtree Bond Fund                               $4,859,257  $     -     $4,859,257    $4,859,257  $     -

Bank South, N.A.      Bank South Stock                                  $5,146,867  $     -     $5,146,867    $5,146,867  $     -




There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 1994.